EXHIBIT 4.1

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES B PREFERRED STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



The undersigned, Dennis W. Vollmershausen, hereby certifies that:

            A. He is the duly elected and acting Chief Executive Officer of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Corporation").

            B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on December 18, 1998, creating a new series of 362,709 shares of Preferred Stock designated as "Series B Preferred Stock."

            C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

            RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of Preferred Stock, which shall consist of 362,709 shares and shall be designated as Series B Preferred Stock (the "Series B Preferred Stock"), as follows:


4D          Series B Preferred Stock.

            (i) Designation: Stated Value. There shall be a series of Preferred Stock designated as "Series B Preferred Stock." The number of shares initially constituting such series shall be 362,709. The Series B Preferred Stock shall have a stated value of $70.00 per share (the "Stated Value").

            (ii) Rank. The Series B Preferred Stock shall, with respect to dividend and other distribution rights, and rights on liquidation, dissolution and winding up, rank (a) prior to the Trigger Date (as defined in Part (vi)(a) below), (i) PARI PASSU with any class of capital stock or series of Preferred Stock hereafter created which expressly provides that it ranks PARI PASSU with the Series B Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Parity Securities"), and (ii) senior to (x) the Common Stock, the

                                     4.1-1

Class B Common Stock and all other securities of any class or classes (however designated) of the Corporation (other than the Series B Preferred Stock) the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up (collectively, the "Common Stock Instruments") and (y) any other class or series of Preferred Stock hereafter created which does not expressly provide that it ranks PARI PASSU with the Series B Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Junior Securities"), and (b) from and after the Trigger Date, (i) PARI PASSU with the Parity Securities, and senior to the Common Stock Instruments and the Junior Securities, but only in the case of dividends accrued pursuant to Part
(iii) hereof, and (ii) in all other cases, PARI PASSU with the Common Stock Instruments, provided that, for purposes of this clause (b)(ii), each share of Series B Preferred Stock shall be deemed to constitute the equivalent of the number of shares of Common Stock which the holder of such share would receive if such share were converted into shares of Common Stock at the Series B Conversion Ratio as then in effect. The terms "Parity Securities" and "Junior Securities" as used herein with respect to any class or series of capital stock shall only be deemed to refer to such class or series to the extent that it ranks (i) PARI PASSU with or (ii) not PARI PASSU with, as applicable, the Series B Preferred Stock with respect to dividends, other distributions, liquidation preference or otherwise. Prior to the Trigger Date, the Corporation shall not issue any capital stock or other equity securities ranking senior to the Parity Securities with respect to dividends, distributions, liquidation preference or otherwise.

            (iii)       Dividends.

                        (a) Subject to Part (vi)(a) hereof:

                                    (x) The holders of shares of Series B
                        Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent funds are legally available therefor in accordance with the Delaware General Corporation Law, a dividend for each such share, payable quarterly, as provided below, on the last day of each January, April, July and October, commencing on July 31, 1999 (each such date hereinafter referred to as a "Dividend Payment Date"), except hat if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the Series B Preferred Stock of the Corporation five Business Days prior to such Dividend Payment Date (the "Dividend Record Date").

                                    (y) Dividends on the Series B Preferred
                        Stock shall accrue and be paid at a rate per annum equal to 15% percent of the Stated Value of each share of Series B Preferred Stock outstanding on the Dividend Record Date with respect to a Dividend Payment Date.

                                     4.1-2

                        (b) Dividends on the Series B Preferred Stock shall be
            cumulative and shall accrue from (and including) April 30, 1999, to but excluding the Trigger Date, whether or not such dividends have been declared. Accrued but unpaid dividends, whether or not declared, shall compound quarterly at a rate per annum equal to 15% of the aggregate amount thereof' from the Dividend Payment Date on which such dividend was payable as herein provided until payment of such dividend. Notwithstanding anything to the contrary contained herein, dividends shall cease to accrue on the Trigger Date, and the Corporation shall have no obligation to pay any dividends subsequent to the Trigger Date, except as provided for herein with respect to dividends which accrued prior to the Trigger Date.

                        (c) For so long as any shares of Series B Preferred
            Stock shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect of any Common Stock Instruments or Junior Securities and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation of any Common Stock Instruments or Junior Securities shall be made on any date unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in Common Stock Instruments or Junior Securities, or (ii) the acquisition of any Common Stock Instruments or Junior Securities upon conversion or exchange thereof into or for any shares or units of any other class of Common Stock Instruments or Junior Securities.

            In the event that the dividend to be paid to any holder of shares of Series B Preferred Stock shall be a fractional interest in a share of Series B Preferred Stock then a fractional share of Series B Preferred Stock shall be issued to such holder of shares of Series B Preferred Stock.

            (iv) Redemption. Subject to Part (vi)(a) hereof:

                        (a) Redemption by Corporation. To the extent funds are
            legally available therefor, the Corporation may, at any time on or after December 29, 2007 redeem for the Redemption Price each share of Series B Preferred Stock then outstanding; provided, however, that the Corporation may not redeem any shares of Series B Preferred Stock as to which the holder thereof, prior to the expiration of the relevant 30-day notice period, has advised the Corporation that the conversion of such shares into shares of Common Stock would result in such holder or any of its Affiliates being subject to a Regulatory Problem. To the extent funds are legally available therefor, the Corporation shall, at the request of a majority of the holders of shares of Series B Preferred Stock then outstanding given at any time on and after the Put Date, redeem for the Series Redemption Price each share of Series B Preferred Stock then outstanding. The date on which shares are redeemed pursuant to this
            Part iv(a) of Section 4D is referred to herein

                                     4.1-3
            as the "Series Redemption Date." If on the Series Redemption Date there shall be insufficient funds of the Corporation legally available for such redemption, such amount of funds as is legally available shall be used to discharge the redemption requirement. Such redemption requirement shall be cumulative so that if such requirement shall not be fully discharged for any reason, funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such requirement is discharged in full. The redemption price (the "Series Redemption Price") for each outstanding share of Series B Preferred Stock to be redeemed pursuant to this Part (iv)(a) of Section 4D shall be the sum (payable in cash) of (x) the Stated Value plus (y) an amount equal to all accrued and unpaid dividends thereon to the Series Redemption Date.

                        (b) Payment of Series Redemption Price. On the Series
            Redemption Date, the Corporation shall pay to the holder of each share of Series B Preferred Stock being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share, duly endorsed in blank or accompanied by an appropriate form of assignment, the Series Redemption Price.

                        (c) Redeemed or Otherwise Acquired Shares Not to be
            Reissued. All shares of Series B Preferred Stock redeemed pursuant to this Part (iv) of Section 4D or otherwise acquired by the Corporation shall be retired and shall not thereafter be reissued.

                        (d) Determination of Number of Each Holder's Shares to
            be Redeemed. If, for any reason, less than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to Part (iv)(a) of this Section 4D, the Corporation shall determine the shares held by each holder of Series B Preferred Stock to be redeemed as hereinafter provided. The number of shares to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series B Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series B Preferred Stock then outstanding.

                        (e) Notice of Redemption. Notice of any redemption of
            Series B Preferred Stock pursuant to Part (iv)(a) of this Section 4D, specifying the time and place of redemption and the Series Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the Corporation's records, not less than 30 days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B Preferred Stock to be redeemed. Such notice shall also specify the number of shares of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

                                     4.1-4

                        (f) Dividends After Redemption Date. Unless the Series
            Redemption Price in respect of a share of Series B Preferred Stock is not paid in full to the holder thereof, from and after the Series Redemption Date, such share of Series B Preferred Stock shall not be entitled to any dividends accruing after such date, all rights of the holder of such share, as a stockholder of the Corporation by reason of the ownership of such share, shall cease, except the right to receive the Series Redemption Price of such share upon the presentation and surrender of the certificate representing such share, and such share shall not after such date be deemed to be outstanding for any purpose.

            (v) Liquidation Rights.

                        (a) Upon the dissolution, liquidation or winding up of
            the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive for each such share, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution to stockholders and before any payment or distribution shall be made to the holders of Common Stock Instruments or any Junior Securities upon liquidation, an amount in cash equal to the sum of (x) in the event that such liquidation, dissolution or winding up occurs on or prior to the Trigger Date, the Stated Value, plus (y) all accrued and unpaid dividends in respect of such share to the date of final distribution (the "Liquidation Preference"). If the holders are not entitled to receive the Stated Value on a preferential basis because the liquidation, dissolution or winding up of the Corporation occurs on or after the Trigger Date, then such holders shall continue to have a right and claim to the remaining assets of the Corporation on a PARI PASSU basis with the holders of the Common Stock Instruments, as contemplated by clause (b)(ii) of Part (ii) above.

                        (b) Subject to paragraph (a) above, after the payment to
            the holders of the Series B Preferred Stock of the full preferential amounts provided for in this Part (v) of Section 4D, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                        (c) If, upon any such liquidation, dissolution or other
            winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit the payment in full of the Liquidation Preference for each share of Series B Preferred Stock then outstanding, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

                        (d) Neither the voluntary sale, conveyance, exchange or
            transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations

                                     4.1-5
            shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

            (vi) Conversion.

                        (a) At any time after the Stockholder Approval has been
            obtained, each share of Series B Preferred Stock shall be convertible into 10 shares of Common Stock (as adjusted from time to time pursuant to paragraph (g) below, the "Series B Conversion Ratio"), in each case at the option of the holder thereof, so long as none of it or its Affiliates will be subject to a Regulatory Problem as a result of such conversion; provided, however, that in the event that Stockholder Approval occurs after April 30, 1999, upon the conversion of any shares of Series B Preferred Stock pursuant to this Part (vi)(a), in addition to the shares of Common Stock to be received by the holder of such shares of Series B Preferred Stock, such holder shall receive a cash payment of all accrued and unpaid dividends on the shares of Series B Preferred Stock then being converted by it; and provided, further, that from and after the earlier of (x) the date on which Stockholder Approval is received, and (y) the date on which a stockholders' meeting is held but Stockholder Approval is not received due to the fact that any of LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC, or their respective Associates, cast votes in opposition to or abstain from voting on the conversion of the Series B Preferred Stock (such earlier date, the "Trigger Date"), (i) the provisions of Article Four, Section 4D, Part (iv) shall be null and void and of no further force and effect and (ii) dividends on the Series B Preferred Stock shall cease to accrue pursuant to Part (iii)(a)(y) above, it being understood that the holders of shares of Series B Preferred Stock shall continue to be entitled to receive accrued but unpaid dividends as contemplated by Part (iii)(b) above. Except for its right to receive such accrued but unpaid dividends, from and after the Trigger Date, each holder of shares of Series B Preferred Stock shall, with respect to dividends and liquidation, be treated as if such holder held the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible.

                        (b) Each conversion of shares of Series B Preferred
            Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Series B Preferred Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Series B Preferred Stock (in its capacity as such) will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have

                                     4.1-6
            become the holder or holders of record of the shares of Common Stock represented thereby.

                        (c) Following each surrender of certificates pursuant to
            paragraph (b) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Common Stock issuable upon such conversion, and (y) any cash payment required to be made pursuant to Part (vi)(a) of Section 4D.

                        (d) The issuance of certificates representing shares of
            Common Stock upon conversion of any shares of Series B Preferred Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                        (e) The Corporation will at all times reserve and keep
            available out of its authorized but unissued shares of Common Stock the number of such shares sufficient for issuance upon the conversion hereunder, at the Series B Conversion Ratio as then in effect, of all the shares of Series B Preferred Stock then outstanding.

                        (f) The Corporation will not close its books against the
            transfer of Common Stock in any manner which would interfere with the timely conversion of any shares of Series B Preferred Stock.

                        (g) If the Corporation at any time or from time to time
            after the Issue Date declares any dividend payable in shares of Common Stock or effects a subdivision of the outstanding Common Stock or combines the outstanding shares of the Common Stock, then, in each such case, the Series B Conversion Ratio in effect immediately prior to such event shall be adjusted so that each holder of shares of Series B Preferred Stock shall have the right to convert its shares of Series B Preferred Stock into the number of shares of the Common Stock which it would have owned after the event had such shares of Series B Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Part (vi)(g) of Section 4D shall become effective as of the date and time the subdivision or combination becomes effective.

                        (h) In connection with any merger, consolidation,
            recapitalization, reorganization or similar transaction in which holders of Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by a majority of the holders of the then outstanding shares of Series B Preferred Stock voting as a separate class, all holders of Series B Preferred Stock shall be given the opportunity to receive (x) the same consideration per share for their shares (calculated as if such shares of Series B Preferred Stock had been converted into

                                     4.1-7
            shares of Common Stock at the Series B Conversion Ratio then in effect ) as is received by the holders of Common Stock, including, but not limited to, form, amount and timing of payment, plus (y) if such event occurs after April 30, 1999, all accrued and unpaid dividends with respect to such shares of Series B Preferred Stock.

                        (i) Notwithstanding the provisions of Part (vi)(a)
            hereof, but provided that the Stockholder Approval has been received, none of LIH Holdings III, LLC, nor any Associate thereof, or their respective transferees may convert shares of Series B Preferred Stock into shares of Common Stock until the earliest to occur of (a) September 9, 2000; (b) the first date as of which any person or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC or any of their respective Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock on a Fully-Diluted Basis, excluding any securities acquired by such person or group from LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC, or any of their respective Associates; (c) the date on which, by the affirmative vote of a majority of the Independent Directors, such conversion is approved; (d) the date of any transfer of shares of Series B Preferred Stock by LIH Holdings III, LLC or any of its Associates (but the conversion right provided by this clause (d) shall apply only with respect to the shares transferred) other than any such transfer (A) by LIH Holdings III, LLC or any of its Associates to any person if, immediately after giving effect to such transfer and conversion, the transferee and such transferee's Associates would hold more than 49% of the outstanding Common Stock, or (B) to LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC or any of their respective Associates; and (e) the first date as of which LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC and their respective Associates own (beneficially and of record), in the aggregate, more than 50% of the outstanding shares of Common Stock in a transaction that is permitted by, or is effected in accordance with the terms of, the Second Amended and Restated Governance Agreement; provided, however, that LIH Holdings III, LLC and its Associates may, at any time after the Stockholder Approval has been obtained, convert shares of Series B Preferred Stock into Common Stock, at their option, in order to attain or maintain a percentage of outstanding shares of Common Stock held in the aggregate by LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC and their respective Associates that does not exceed 49.9%.

            (vii) Voting Rights. Except as expressly provided herein or as required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Series B Preferred Stock will be entitled to no voting rights.

            (viii) Certain Defined Terms. As used in Section 4D, the following capitalized terms shall have the following meanings:

                                     4.1-8

                        "Affiliate" means, applied to any person, (i) any other person, (i) any other person directly or indirectly controlling, controlled by or under common control with that person, (ii) any other person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any right to acquire securities) of that person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of that person. For the purposes of this definition, "control" (including with correlative meanings, the terms" controlling," "controlled by," and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through ownership of voting securities or by contract or otherwise.

                        "Associate" means an affiliate or associate of a person, as such terms are defined in Section 203 of the Delaware General Corporation Law.

                        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Minnesota are authorized or obligated to close.

                        "Equity Equivalents" means (a) the Class B-l Common Stock, (b) the Series B Preferred Stock and (c) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

                        "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

                        "Independent Director" means any person who is a director of the Corporation who is independent of and otherwise unaffiliated with LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC, the Corporation or any of their respective Associates (other than as a director, or holder of beneficial ownership of less than 5% of the voting securities of the Corporation), and shall not be an officer or an employee, agent, consultant or advisor (financial, legal or other) of LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC, or their respective Associates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

                        "Issue Date" means, as to any share of Series B Preferred Stock, the date of original issuance thereof by the Corporation.

                                     4.1-9

                        "Person" or "person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association, governmental authority or other entity of any kind.

                        "Put Date" means the earlier of (a) December 29, 2007,
                        (b) the first date as of which any person or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC or any of their respective Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock, excluding any securities acquired by such person or group from LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC, or any of their respective Associates, and (c) the first date as of which (and immediately prior to) the occurrence of any of the events described in Part (vi)(h) of Section 4D.

                        "Regulatory Problem" means, with respect to any holder of shares of Series B Preferred Stock, any set of facts or circumstances wherein such holder has made a good faith determination that such holder or such holder's Affiliates own, control or have power over a quantity of securities of limitation to which it is (or they are) subject, or which is otherwise not permitted, under any law, rule or regulation of any governmental authority (including any position to that effect taken by such governmental authority).

                        "Second Amended and Restated Governance Agreement" means the Second Amended and Restated Governance Agreement, dated as of December 22, 1998, among LIH Holdings, LLC, LIH Holdings II, LLC, LIH Holdings III, LLC, and the Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                        "Stockholder Approval" means the approval of at least a majority of the holders of the then outstanding shares of Common Stock present at a meeting called to approve the conversion of shares of Series B Preferred Stock into shares of Common Stock as provided herein.


            RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name of and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

                                     4.1-10

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Dennis W. Vollmershausen, its Chief Executive Officer, and attested by Ron Fox, its Assistant Secretary, this 22nd day of December, 1998.

                                        LUND INTERNATIONAL HOLDINGS, INC.

                                        By:  /s/ Dennis W. Vollmershausen
                                           ----------------------------------
                                        Name:    Dennis W. Vollmershausen
                                        Title:   Chief Executive Officer
Attest:

   /s/ Ron Fox
-------------------
Name:  Ron Fox
Title: Assistant Secretary

                                     4.1-11

                                 AMENDMENT NO. 1
                                       TO
               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES B PREFERRED STOCK
                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



The undersigned, Dennis W. Vollmershausen, hereby certifies that:

            A. He is the duly elected and acting Chief Executive Officer of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Corporation").

            B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted resolutions on December 18, 1998, creating a new series of 362,709 shares of Preferred Stock designated as "Series B Preferred Stock" and authorizing the filing of a Certificate of Designation, Preferences and Rights of Series B Preferred Stock.

            C. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation duly adopted resolutions on January 26, 1999 to amend the Certificate of Designation, Preferences and Rights of Series B Preferred Stock to increase the number of shares of the Series B Preferred Stock to 394,315 (the "Amending Resolutions").

            D. The Amending Resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

            RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby amends in its entirety Section 4D(i) of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock, to read in its entirety as follows:

            4D. Series B Preferred Stock.

                        (i) Designation: Stated Value. There shall be a series
            of Preferred Stock designated as "Series B Preferred Stock." The number of shares constituting such series shall be 394,315. The Series B Preferred Stock shall have a stated value of $70.00 per share (the "Stated Value").

            FURTHER RESOLVED, This Amendment is effective as of the date hereof, and is limited to matters expressly set forth herein and that in all other respects the Certificate of

                                     4.1-12

Designation, Preferences and Rights of Series B Preferred Stock shall remain unchanged and all terms thereof shall remain in full force and effect.

            FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name of and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Dennis W. Vollmershausen, its Chief Executive Officer, and attested by Ron Fox, its Assistant Secretary, this 26th day of January, 1999.


                                       LUND INTERNATIONAL HOLDINGS, INC.



                                       By:/s/ Dennis W. Vollmershausen
                                          ------------------------------
                                       Name:  Dennis W. Vollmershausen
                                       Title: Chief Executive Officer


Attest:



   /s/ Ron Fox
--------------
Name:  Ron Fox
Title: Assistant Secretary

                                     4.1-13

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                            OF CLASS B-1 COMMON STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



The undersigned, William J. McMahon, hereby certifies that:

            A. He is the duly elected and acting Chief Executive Officer of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Corporation").

            B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on November 25, 1997, creating a new series of 1,493,398 shares of Class B Common Stock designated as "Class B-1 Common Stock".

            C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

            RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of the Class B Common Stock, which shall consist of 1,493,398 shares and shall be designated as Class B-1 Common Stock (the "Class B-1 Common Stock"), as follows:

4C.         Class B-1 Common Stock.

                        (i) Designation. There shall be a series of Class B
            Common Stock designated as the Class B-1 Common Stock (the "Class B-1 Common Stock"). The number of shares initially constituting the Class B-1 Common Stock shall be 1,493,398.

                        (ii) Voting Rights.

                                    (a) Except as expressly provided herein or
                        as required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Class B-1 Common Stock will be entitled to no voting rights.

                                    (b) Except as expressly provided herein or
                        as expressly required under the Delaware General Corporation Law, on any matter on which holders of Class B-1 Common Stock shall be entitled to vote, they shall be entitled to one vote per

                                     4.1-14
                        share and shall vote together as a single class with the holders of the Common Stock.

                        (iii) Dividends. In the event that the Corporation shall
            at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities or other property) on its Common Stock, the holders of shares of the Class B-1 Common Stock shall be entitled to receive from the Corporation, with respect to each share of Class B-1 Common Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such share of Class B-1 Common Stock is convertible pursuant to the provisions of Section 4C(vi) hereof on the record date for such dividend or distribution, provided that (a) if a dividend or distribution is declared in shares of Common Stock, such dividend will be declared and paid on the Class B-1 Common Stock in shares of Class B-1 Common Stock at the same rate per share as the Common Stock, and (b) if a dividend or distribution consists of voting securities of the Corporation other than the Common Stock, the Corporation will make available to each holder of Class B-1 Common Stock, a dividend or distribution consisting of non-voting securities of the Corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B-1 Common Stock is convertible into the Common Stock. Any such dividend or distribution shall be declared, ordered, paid or made on the Class B-1 Common Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

                        (iv) Stock Splits Combinations. If the Corporation, in
            any manner, subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Class B-1 Common Stock will be proportionately subdivided or combined.

                        (v) Liquidation, etc. The holders of the Class B-1
            Common Stock will be entitled to share ratably with the holders of Common Stock, based upon the aggregate number of outstanding shares of Common Stock and Class B-1 Common Stock and upon the number of shares of Class B-1 Common Stock then held by each holder of Class B-1 Common Stock, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                        (vi) Conversion of Class B-1 Common Stock. On the
            Conversion Date, each share of Class B-1 Common Stock shall automatically convert into one share of Common Stock, and such conversion shall be effective without any further action on the part of the Corporation, such holder of Class B-1 Common Stock or any other person or entity. In addition, each holder of Class B-1 Common Stock is entitled to convert all or any of such holder's shares into an equivalent number of shares of Common Stock (x) with the affirmative vote of a majority of the Independent Directors, (y) upon any transfer of such holder's shares of Class B-1 Common Stock, other than any such transfer (A) by LIH Holdings, LLC, LIH Holdings II, LLC or any of their respective Affiliates or Associates to any person or entity if, immediately after giving effect to such transfer and conversion,

                                     4.1-15
            the transferee and its Affiliates and Associates would hold more than 49% of the outstanding Common Stock, or (B) to LIH Holdings, LLC, LIH Holdings II, LLC or any of their respective Affiliates or Associates, or (z) at any time on or after the first date as of which LIH Holdings, LLC, LIH Holdings II, LLC and their respective Affiliates and Associates own (beneficially and of record), in the aggregate, more than 50% of the outstanding shares of Common Stock in a transaction that is permitted by, or is effected in accordance with the terms of, the Amended and Restated Governance Agreement.

                        As used in this Section 4C(vi), the following
            capitalized terms shall have the following meanings:

                        "Affiliate" or "Associate" means an affiliate or associate of a person or entity, as such terms are defined in Section 203 of the Delaware General Corporation Law.

                        "Amended and Restated Governance Agreement" means the Amended and Restated Governance Agreement, dated November 25, 1997, among LIH Holdings, LLC, LIH Holdings II, LLC, Harvest Partners III, L.P. and the Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                        "Conversion Date" means the earlier of (a) September 9, 2000 and (b) the first date as of which any person or entity or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock on a Fully-Diluted Basis, excluding any securities acquired by such person, entity, or group from LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates.

                        "Equity Equivalents" means (a) the Class B-1 Common Stock and (b) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

                        "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

                        "Independent Director" means any person who is a director of the Corporation who is independent of and otherwise unaffiliated with LIH Holdings, LLC, LIH Holdings II, LLC, the Corporation or any of their respective Affiliates or Associates (other than as a director, or holder of beneficial ownership of less than 5% of the voting securities of the Corporation), and shall not be an officer or an employee, agent, consultant or advisor (financial, legal or other) of LIH Holdings, LLC, LIH Holdings II, LLC, or their respective Affiliates or Associates, or any

                                     4.1-16
                        person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

                        (vii) Conversion Procedure.

                                    (a) Each conversion of shares of Class B-1
                        Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Common Stock and the Class B-1 Common Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Class B-1 Common Stock (in its capacity as such) will cease and the person or persons or entity or entities in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                                    (b) Following each surrender of certificates
                        pursuant to paragraph (a) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class B-1 Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                                    (c) The issuance of certificates
                        representing shares of Common Stock upon conversion of any shares of Class B-1 Common Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                                    (d) The Corporation will at all times
                        reserve and keep available out of its authorized but unissued shares of Common Stock the number of such shares sufficient for issuance upon conversions of the Class B-1 Common Stock hereunder.

                                    (e) The Corporation will not close its books
                        against the transfer of Common Stock in any manner which would interfere with the timely conversion of Class B-1 Common Stock.

                        (viii) Merger, Etc.. In connection with any merger,
            consolidation, recapitalization reorganization or similar transaction in which holders of Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by the holders of a majority of

                                     4.1-17
            the then outstanding shares of Class B-1 Common Stock voting as a separate class, all holders of Class B-1 Common Stock shall be given the opportunity to receive the same consideration per share for their shares as is received by holders of Common Stock, including, but not limited to, form, amount and timing of payment.

            RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name and of behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

            IN WITNESS WHEREOF, the Corporation, has caused its corporate seal to be hereunto affixed and this Certificate to be signed by William J. McMahon, its Chief Executive Officer, and attested by Kathy R. Smith, its Secretary, this 22nd day of December, 1997.

                                        LUND INTERNATIONAL HOLDINGS, INC.



                                        By:/s/ William J. McMahon
                                           -----------------------------
                                        Name:  William J. McMahon
                                        Title: Chief Executive Officer

Attest:

        /s/ Kathy R. Smith
----------------------------
Name:       Kathy R. Smith
Title:      Secretary

                                     4.1-18

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES A PREFERRED STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



The undersigned, William J. McMahon, hereby certifies that:

            A. He is the duly elected and acting Chief Executive Officer of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Corporation").

            B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on November 25, 1997, creating a new series of 1,493,398 shares of Preferred Stock designated as "Series A Preferred Stock".

            C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

            RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of Preferred Stock, which shall consist of 1,493,398 shares and shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), as follows:

4B.         Series A Preferred Stock.

            (i) Designation: Stated Value. There shall be a series of Preferred Stock designated as "Series A Preferred Stock." The number of shares initially constituting such series shall be 1,493,398. The Series A Preferred Stock shall have a stated value of $12.67 per share (the "Series A Stated Value").

            (ii) Rank. The Series A Preferred Stock shall, with respect to dividend and other distribution rights, and rights on liquidation, dissolution and winding up, rank (i) PARI PASSU with any class of capital stock or series of Preferred Stock hereafter created which expressly provides that it ranks PARI PASSU with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Parity Securities"), and (ii) senior to (x) the Common Stock, the Class B Common Stock and all other securities of any class or classes (however designated) of the Corporation (other than the Series A Preferred Stock) the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution,

                                     4.1-19
liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up (collectively, the "Common Stock Instruments") and (y) any other class of capital stock or series of Preferred Stock hereafter created which does not expressly provide that it ranks PARI PASSU with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, "Junior Securities"). The terms "Parity Securities" and "Junior Securities" as used herein with respect to any class or series of capital stock shall only be deemed to refer to such class or series to the extent it ranks (i) PARI PASSU with or
(ii) not PARI PASSU with, as applicable, the Series A Preferred Stock with respect to dividends, other distributions, liquidation preference or otherwise. The Corporation shall not issue any securities ranking senior to the Parity Securities with respect to dividends, distributions, liquidation preference or otherwise.

            (iii) Dividends.

                        (a) The holders of shares of Series A Preferred Stock
            shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent funds are legally available therefor in accordance with the Delaware General Corporation Law, a dividend for each such share, payable quarterly, as provided below, on the last day of each January, April, July and October, commencing on July 31, 1998 (each such date hereinafter referred to as a "Series A Dividend Payment Date"), except that if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the Series A Preferred Stock of the Corporation five Business Days prior to such Dividend Payment Date (the "Series A Dividend Record Date").

                        Dividends on the Series A Preferred Stock shall accrue
            and be paid at a rate per annum equal to 15.0 percent of the Stated Value of each share of Series A Preferred Stock outstanding on the Series A Dividend Record Date with respect to a Series A Dividend Payment Date.

                        (b) Dividends on the Series A Preferred Stock shall be
            cumulative and shall accrue from April 30, 1998 whether or not such dividends have been declared. Unpaid dividends, whether or not declared shall compound quarterly at a rate per annum equal to 15.0% of the aggregate amount thereof from the Series A Dividend Payment Date on which such dividend was payable as herein provided until payment of such dividend.

                        (c) For so long as any shares of Series A Preferred
            Stock shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to any Junior Securities and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation shall be made on any date of shares of Junior Securities unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock Instruments or any other Junior Securities, or (ii) the acquisition of any

                                     4.1-20
            shares of any Common Stock Instruments or any other Junior Securities upon conversion or exchange thereof into or for any shares of any other class of Common Stock Instruments or Junior Securities.

            In the event that the dividend to be paid to any holder of shares of Series A Preferred Stock shall be a fractional interest in a share of Series A Preferred Stock, then a fractional share of Series A Preferred Stock shall be issued to such holder of shares of Series A Preferred Stock.

            (iv) Redemption.

                        (a) Redemption by Corporation. To the extent funds are
            legally available therefor, the Company may, at any time on or after December 29, 2004 redeem for the Series A Redemption Price each share of Series A Preferred Stock then outstanding. To the extent funds are legally available therefor, the Company shall, at the request of a majority of the holders of shares of Series A Preferred Stock then outstanding given at any time on and after the Put Date, redeem for the Series A Redemption Price each share of Series A Preferred Stock then outstanding. The date on which shares are redeemed pursuant to this Part iv(a) of Section 4B is referred to herein as the "Series A Redemption Date." If on the Series A Redemption Date there shall be insufficient funds of the Corporation legally available for such redemption, such amount of the funds as is legally available shall be used for the redemption requirement. Such redemption requirement shall be cumulative so that if such requirement shall not be fully discharged for any reason, funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such requirement is discharged. The redemption price (the "Series A Redemption Price") for each outstanding share of Series A Preferred Stock to be redeemed pursuant to this Part (iv)(a) of Section 4B shall be the sum (payable in cash) of (x) the Series A Stated Value plus (y) an amount equal to all accrued and unpaid dividends thereon to the Series A Redemption Date.

                        (b) Payment of Series A Redemption Price. On the Series
            A Redemption Date, the Corporation shall pay to the holder of each share of Series A Preferred Stock being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share, duly endorsed in blank or accompanied by an appropriate form of assignment, the Series A Redemption Price.

                        (c) Redeemed or Otherwise Acquired Shares Not to be
            Reissued. All shares of Series A Preferred Stock redeemed pursuant to this Part (iv) of Section 4B or otherwise acquired by the Corporation shall be retired and shall not thereafter be reissued.

                        (d) Determination of Number of Each Holder's Shares to
            be Redeemed. If, for any reason, less than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Part (iv)(a) of this Section 4B, the Corporation shall determine the shares held by each holder of Series A Preferred Stock to be redeemed as hereinafter provided. The number of shares to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A

                                     4.1-21

            Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

                        (e) Notice of Redemption. Notice of any redemption of
            Series A Preferred Stock pursuant to Part (iv)(a) of this Section 4B, specifying the time and place of redemption and the Series A Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the Corporation's records, not less than 15 days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. Such notice shall also specify the number of shares of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

                        (f) Dividends After Redemption Date. Unless the Series A
            Redemption Price in respect of a share of Series A Preferred Stock is not made available in full to the holder thereof, from and after the Series A Redemption Date, such share of Series A Preferred Stock shall not be entitled to any dividends accruing after such date, all rights of the holder of such share, as a stockholder of the Corporation by reason of the ownership of such share, shall cease, except the right to receive the Series A Redemption Price of such share upon the presentation and surrender of the certificate representing such share, and such share shall not after such date be deemed to be outstanding for any purpose.

            (v) Liquidation Rights.

                        (a) Upon the dissolution, liquidation or winding up of
            the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive for each such share, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution to stockholders and before any payment or distribution shall be made to the holders of Common Stock or any other Junior Securities upon liquidation, an amount in cash equal to the sum of
            (x) the Series A Stated Value, plus (y) all accrued and unpaid dividends in respect of such share to the date of final distribution (the "Series A Liquidation Value").

                        (b) After the payment to the holders of the Series A
            Preferred Stock of the full preferential amounts provided for in this Part (v) of Section 4B, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                        (c) If, upon any such liquidation, dissolution or other
            winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payment on all Parity Securities, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series A

                                     4.1-22

            Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

                        (d) Neither the voluntary sale, conveyance, exchange or
            transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up voluntary or involuntary of the Corporation.

            (vi) Conversion.

                        (a) Immediately upon Stockholder Approval, each share of
            Series A Preferred Stock shall automatically convert into one share of Class B-1 Common Stock (the "Series A Conversion Ratio") and such conversion shall be effective without any further action on the part of the Corporation, such holder of Series A Preferred Stock or any other person or entity; provided, however, that in the event that Stockholder Approval occurs after April 30, 1998, in addition to the shares of Class B-1 Common Stock to be received by the holders of the Series A Preferred Stock, each holder of Series A Preferred Stock shall receive a cash payment of all accrued and unpaid dividends on the shares of Series A Preferred Stock then held by it.

                        (b) Each conversion of shares of Series A Preferred
            Stock into shares of Class B-1 Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Series A Preferred Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Series A Preferred Stock (in its capacity as such) will cease and the person or persons or entity or entities in whose name or names the certificate of certificates for shares of Class B-1 Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class B-1 Common Stock represented thereby.

                        (c) Following each surrender of certificates pursuant to
            paragraph (b) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Class B-1 Common Stock issuable upon such conversion, and (y) any cash payment required to be made pursuant to Part (vi)(a) of Section 4B.

                        (d) The issuance of certificates representing shares of
            Class B-1 Common Stock upon conversion of any shares of Series A Preferred Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Class B-1 Common Stock.

                                     4.1-23

                        (e) The Corporation will at all times reserve and keep
            available out of its authorized but unissued shares of Class B-1 Common Stock the number of such shares sufficient for issuance upon conversions of the Series A Preferred Stock hereunder.

                        (f) The Corporation will not close its books against the
            transfer of Class B-1 Common Stock in any manner which would interfere with the timely conversion of Series A Preferred Stock.

                        (g) If the Corporation at any time or from time to time
            after the Issue Date effects a subdivision of the outstanding Class B-1 Common Stock or combines the outstanding shares of the Class B-1 Common Stock, then, in each such case, the Series A Conversion Ratio in effect immediately prior to such event shall be adjusted so that each holder of shares of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the number of shares of the Class B-1 Common Stock which it would have owned after the event had such shares of Series A Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Part (vi)(g) of Section 4B shall become effective as of the date and time the subdivision or combination becomes effective.

                        (h) In connection with any merger, consolidation,
            recapitalization, reorganization or similar transactions in which holders of Class B-1 Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by a majority of the holders of the then outstanding shares of Series A Preferred Stock voting as a separate class, all holders of Series A Preferred Stock shall be given the opportunity to receive (x) the same consideration per share for their shares (calculated as if such shares of Series A Preferred Stock had been converted into shares of Class B-1 Common Stock at the Series A Conversion Rate then in effect) as is received by the holders of the Class B-1 Common Stock, including, but not limited to, form, amount and timing of payment, plus (y) if such event occurs after April 30, 1998, all accrued and unpaid dividends with respect to such shares of Series A Preferred Stock.

            (vii) Voting Rights. Except as expressly provided herein or as required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Series A Preferred Stock will be entitled to no voting rights.

            As used in Part 4B, the following capitalized terms shall have the following meanings:

                        "Affiliate" or "Associate" means an affiliate or associate of a person or entity, as such terms are defined in Section 203 of the Delaware General Corporation Law.

                        "Equity Equivalents" means (a) the Class B-1 Common Stock and (b) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

                                     4.1-24

                        "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

                        "Issue Date" means, as to any share of Series A Preferred Stock, the date of original issuance thereof by the Corporation.

                        "Put Date" means the earlier of (a) December 29, 2004,
                        (b) the first date as of which any person or entity or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock on a Fully-Diluted Basis, excluding any securities acquired by such person, entity, or group from LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates, and (c) the first date as of which (and immediately prior to) the occurrence of any of the events described in Part
                        (vi)(h) of Section 4B.

                        "Stockholder Approval" means the approval of at least a majority of the holders of the then outstanding shares of Common Stock present at a meeting called to approve the terms of the Class B-1 Common Stock and the conversion of the Series A Preferred Stock into shares of Class B-1 Common Stock as provided herein.

            RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name of and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

                                     4.1-25

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by William J. McMahon, its Chief Executive Officer, and attested by Kathy R. Smith, its Secretary, this 22nd day of December, 1997.

                                        LUND INTERNATIONAL HOLDINGS, INC.


                                        By:     /s/ William J. McMahon
                                           ---------------------------------
                                        Name:       William J. McMahon
                                        Title:      Chief Executive Officer


Attest:


        /s/ Kathy R. Smith
----------------------------
Name:       Kathy R. Smith
Title:      Secretary

                                     4.1-26

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                             LUND ENTERPRISES, INC.

            Lund Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable an amendment of Article 1 of the Certificate of Incorporation of said corporation to read as follows:

                        "1. The name of the corporation is Lund International Holdings, Inc."

            SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Lund Enterprises, Inc. has caused this Certificate to be signed by its President and attested by its Secretary this 10th day of October, 1989.

                                        LUND ENTERPRISES, INC.


                                        By:  /s/ William J. McMahon
                                           ------------------------
                                        Its President

Attest:

  /s/ John T. Kubinski
----------------------
Its Secretary

                                     4.1-27

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                                   FLEX CORP.

            Flex Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable amendments of Article 1 and Section (i) of Article 4 of the Certificate of Incorporation of said corporation to read as follows:

                        "1. The name of the corporation is Lund Enterprises, Inc.";

                        "(i) The aggregate number of shares which the corporation is authorized to issue is 30,000,000 shares, of which 25,000,000 shares of the par value of $0.10 shall be designated as `Common Stock', and 3,000,000 of the par value of $0.01 shall be designated as `Class B Common Stock' and 2,000,000 of the par value of $0.01 shall be designated as `Preferred Stock'."

            SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, said Flex Corp. has caused this Certificate to be signed by its President and attested by its Secretary this 28th day of October, 1987.

                                        FLEX CORP.


                                        By:  /s/ John R. Stephens
                                           ----------------------
                                           Its President

Attest:

  /s/ Helen M. Larson
---------------------
Its Secretary

(No Corporate Seal)

                                     4.1-28

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   FLEX CORP.



1.          The name of the corporation is Flex Corp.

2. The address of its registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.          Stock Structure.

(i) The aggregate number of shares which the corporation is authorized to issue is 20,000,000 shares, of which 15,000,000 shares of the par value of $0.01 shall be designated as "Common Stock", 3,000,000 of the par value of $0.01 shall be designated as "Class B Common Stock" and 2,000,000 of the par value of $0.01 shall be designated as "Preferred Stock".

(ii) The Board of Directors has the authority, without first obtaining approval of the stockholders of the corporation, or any class thereof:

            (a) To grant rights or options to subscribe for or purchase, and issue, shares of authorized and unissued stock of the corporation of any class now or hereafter authorized, to any persons, including officers and directors of the corporation, upon such terms and conditions as the Board may deem appropriate.

            (b) To make distributions to its stockholders out of its capital surplus, and to purchase its own shares out of its unreserved and unrestricted capital surplus, upon such terms as the Board may deem appropriate.

            (c) To the extent permitted by the applicable laws of the State of Delaware, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued; and to the extent permitted by law, to guarantee or assume liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity.

                                     4.1-29

(iii) No holder of shares of the corporation of any class now or hereafter authorized has any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the corporation.

(iv) No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.

(v) The Board of Directors, by resolution adopted and filed in the manner provided by law, has the authority to establish one or more series of Class B Common Stock and to fix the powers, preferences, rights and limitations of such class or series.

(vi) The Board of Directors, by resolution adopted and filed in the manner provided by law, has the authority to establish one or more series of Preferred Stock and to fix the powers, preferences, rights and limitations of such class or series.

5A.         The name and mailing address of the incorporator are as follows:

            NAME                           MAILING ADDRESS
            ----                           ---------------

            Timothy M. Heaney              1100 International Centre
                                           900 Second Avenue South
                                           Minneapolis, MN 55402

5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until a successor is elected and qualified, as follows:

            NAME                           MAILING ADDRESS
            ----                           ---------------

            Marno M. McDermott, Jr.        3657 Briar Park, Suite 111
                                           Houston, TX 77042

            Peter R. Peterson              6005 Erin Terrace
                                           Edina, MN 55435

            John R. Stephens               2116 IDS Center
                                           Minneapolis, MN 55401

            The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director of officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or

                                     4.1-30
            misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

            To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

6.          The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

8. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

            Meetings of stockholders may be held at the corporation's principal offices or as the Bylaws may otherwise provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

            Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
            Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     4.1-31

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 6th day of November, 1986.



                                          /s/ Timothy M. Heaney
                                        --------------------------
                                        Timothy M. Heaney

                                     4.1-32